UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C., 20549

                                  Form 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) June 17, 2002



                             VITAL LIVING, INC.
             (Exact name of registrant as specified in charter)


     NEVADA                                       88-0485596
     (State of other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification Number)

     5080 North 40th Street, Suite 105
     Phoenix, Arizona                                  85018
     (Address of Principal Executive Office)           (Zip Code)

                              (480) 784-6700
              (Registrant's Executive Office Telephone Number)

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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT
Not applicable.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS
Not applicable.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP
Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
Not applicable.

ITEM 5.   OTHER EVENTS

On May 31, 2001 Vital Living entered into a Sub-Sublease agreement for new office space located at 5080 North 40th Street, Suite 105, Phoenix, Arizona 89018. The Sub-Sublease commenced on June 17, 2002 and expires on October 30, 2003. The monthly lease obligation on this facility is approximately $8,460.25. A copy of the Sub-Sublease is attached hereto as Exhibit 10.32

On June 17, 2002 Vital Living entered into a 3 year Scientific Advisory Board Agreement with Ronald M. Krauss, M.D. Under the terms of the agreement Dr. Krauss will assist in developing, manufacturing and testing of nutraceutical formulations, assist in the design and development of compliance and lifestyle programs intended to enhance patient compliance with Vital Living's Nutraceuticals, and advise on the needs of potential clients, partners, and other users. Dr. Krauss, in addition to payments of $1,250 per Scientific Advisory Board meeting, received options to purchase 15,000 shares of common stock in Vital Living at a price of $2.80 per share. The options vest 1,250 on August 1, 2002, and an additional 1,250 will vest on the 1st day of every third month for the term of this agreement. A copy of Dr. Krauss' Agreement is filed herewith as Exhibit 10.33.

On June 17, 2002 Vital Living issued a press release announcing Dr. Krauss' appointment to the Scientific Advisory Board. A copy of the press release is filed herewith as Exhibit 99.1.

On June 17, 2002 Vital Living's board of directors adopted an audit committee for the Company and appointed Donald C. Hannah and Robert J. Eide as independent directors. In addition, Mr. Hannah was also appointed chairman of the audit committee.

On June 18, 2002 Vital Living issued a press release announcing Donald Hannah's appointment to the board of directors. A copy of the press release is filed herewith as Exhibit 99.2.

On June 20, 2002 Vital Living issued a press release announcing Robert Eide's appointment to the board of directors. A copy of the press release is filed herewith as Exhibit 99.3.

On June 21, 2002 Vital Living completed a private placement offering of 3,712,000 shares of 10% Series A Preferred Stock at $1.00 per share resulting in cash proceeds of $3,712,000. The Preferred Stock was sold directly by the

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company  to  accredited investors and no commissions were paid on  any  funds raised.

 The rights, preferences, restrictions and other matters relating to the 10% Series A Preferred Stock are as follows:

 Dividend Provisions. The holders of the Preferred Stock will be entitled to a preferred dividend at the rate of 10% per annum. Dividends on the Preferred Stock will be cumulative and shall be paid in additional shares of Preferred Stock at a price equal to $1.00 per share and will contain all the rights and privileges and be subject to all the terms and conditions of the Preferred Stock. Dividends shall be paid semi-annually.

 Liquidation Preference. In the event of any liquidation, dissolution or winding up of Vital Living, either voluntary or involuntary, subject to the rights of series of preferred stock that may from time to time come into existence, the holders of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $1.00 for each outstanding share of Preferred Stock (the "Original Series A Issue Price") and (ii) an amount equal to 12% of the Original Series A Issue Price for each 12 months that has passed since the date of issuance of any Preferred Stock plus any accrued or declared but unpaid dividends on such share (such amount (of declared but unpaid dividends) being referred to as the "Premium").

 Redemption. The Company may following twelve (12) months from the date hereof (the "Redemption Date"), at the option of the Board of Directors, redeem in whole or in part the Preferred Stock by paying in cash in exchange for the shares of Preferred Stock to be redeemed a sum equal to $1.50 per share of Series A Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared or accumulated but unpaid dividends on such shares (the "Redemption Price"). Any redemption effected pursuant to this subsection
 (4)(a) shall be made on a pro rata basis among the holders of the Preferred Stock in proportion to the number of shares of Preferred Stock then held by them.

 Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

 (a)Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time following the first anniversary of the date of issuance of such share and on or prior to the fifth (5th) day prior to the Redemption Date, if any, as may have been fixed in any Redemption Notice with respect to the Preferred Stock, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The Conversion Price per share for shares of Preferred Stock shall be calculated as follows:

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   (i)   If  the  Preferred Stock is converted between the first  anniversary and prior to the fifteenth (15th) month from the date of issuance, the Conversion Price per share shall be $1.00; or

   (ii) If following the fifteenth (15th) month from the date of issuance the corporation's Common Stock is publicly traded on NASDAQ, Over-the-Counter Bulletin Board or other national stock exchange, the Conversion Price shall be 60% of the average closing price of the Common Stock for the 30 days prior to the date of conversion ("Trading Conversion Price"), however, in no event shall the Conversion Price be less than $1.00 per share.

 (b)Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock on the first day of the eighteenth
 (18th) month following the original issue date of the Preferred Stock, at a Conversion Price equal to the greater of the Trading Conversion Price or $1.00 per share.

 In addition, for every five shares of preferred stock converted to common, the company shall grant the stockholder one warrant. All warrants are exercisable after 1 year from grant at a price of $2.00 per share. The warrants shall hold registration rights, and the company agrees to immediately register the shares, at company's expense, 12 months from the issue of the preferred stock.

 Voting Rights. The holder of each share of Preferred Stock shall not have any voting rights.

 Protective Provisions. So long as any shares of Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of Preferred Stock which is entitled, other than solely by law, to vote with respect to the matter, and which Preferred Stock represents at least a majority of the voting power of the then outstanding shares of such Preferred Stock:

  (a) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of;

  (b) alter or change the rights, preferences or privileges of the shares of Preferred Stock so as to affect adversely the shares;

  (c) increase or decrease (other than by redemption or conversion) the total number of authorized shares of preferred stock;

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  (d)   authorize  or  issue, or obligate itself to issue, any  other  equity security, including any other security convertible into or exercisable for any equity security (i) having a preference over, or being on a parity with, the Preferred Stock with respect to dividends or upon liquidation, or (ii) having rights similar to any of the rights of the Preferred Stock; or

  (e)     amend the corporation's Articles of Incorporation or bylaws.

On June 24, 2002 Vital Living issued a press release announcing the completion of the private placement offering. A copy of the press release is filed herewith as Exhibit 99.4.

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS
Not applicable.

ITEM 7.   FINANCIAL STATEMENTS
Not applicable.

ITEM 8.   CHANGE IN FISCAL YEAR
Not applicable.

ITEM 9.   REGULATION FD DISCLOSURE
Not applicable.

EXHIBITS

10.32*    Sub-Sublease Agreement
10.33*    Scientific Advisory Board Agreement with Ronald M. Krauss, M.D.
99.1*     Krauss Press Release dated June 17, 2002
99.2*     Hannah Press Release dated June 18, 2002
99.3*     Eide Press Release dated June 20, 2002
99.4*     Private Placement Press Release dated June 24, 2002

*Filed herewith

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                             VITAL LIVING, INC.

                                             By /S/BRADLEY D. EDSON
                                                Bradley D. Edson, C.E.O.


Date: July 1, 2002